INDEPENDENT AUDITORS' CONSENT

The Stockholders and Board of Directors
Interactive Flight Technologies, Inc.:

We consent to the use of our report dated December 11, 1998 incorporated herein by reference.


                                            KPMG LLP

Phoenix, Arizona
August 13, 1999